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                                                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated March 24, 1997, accompanying the consolidated financial statements included in the Annual Report of Bikers Dream, Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Bikers Dream, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts."


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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    Singer Lewak Greenbaum & Goldstine LLP


Los Angeles, California
January 27, 1998